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                                                                     Exhibit 5.1


                              KIRKLAND & ELLIS LLP
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS


                             200 East Randolph Drive
                             Chicago, Illinois 60601


                                 (312) 861-2000                     Facsimile:
                                                                  (312) 861-2200



                                 January 6, 2006



SeaBright Insurance Holdings, Inc.
2101 4th Avenue
Suite 1600
Seattle, WA  98121

Ladies and Gentlemen:

                  We are acting as special counsel to SeaBright Insurance Holdings, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to 6,900,000 shares of its Common Stock, par value $0.01 per share (the "Shares"), including 900,000 shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on or about January 6, 2006 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the "Primary Shares" and the Shares to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the "Secondary Shares."

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company (the "Amended and Restated Certificate") and (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Shares.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the




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                              KIRKLAND & ELLIS LLP

SeaBright Insurance Holdings, Inc.
January 6, 2006
Page 2


Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

                  1. The Primary Shares have been duly authorized, and, when the Registration Statement becomes effective under the Act, and when appropriate certificates representing the Primary Shares have been duly countersigned and registered by the Company's transfer agent/registrar and delivered to the Company's underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and nonassessable.

                  2. The Secondary Shares have been duly authorized, validly issued and fully paid and are nonassessable.

                  Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.




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                              KIRKLAND & ELLIS LLP

SeaBright Insurance Holdings, Inc.
January 6, 2006
Page 3



                  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.


                                   Sincerely,

                                   /s/ KIRKLAND & ELLIS LLP

                                   KIRKLAND & ELLIS LLP